UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

POINT CAPITAL, INC.

 (Exact name of registrant as specified in its charter)

Delaware	333-167386	90-0554260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

285 Grand Avenue, Building 5, Englewood, New Jersey	07631
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 408-5126

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 10, 2016, the Board of Directors of Point Capital, Inc. (the “Company") cancelled the options previously granted to its three independent directors, Van E. Parker, Joel Stone and Leonard Schiller. None of the vested options had been exercised by any of the holders. In lieu of the options, the Board authorized cash compensation to each of said three independent directors of the Company. For previous services provided to the Company, Mr. Van Parker received $30,000 and each of Mr. Stone and Mr. Schiller received $20,000. For calendar year 2016 and forward, cash compensation in the amount of $2,500 per quarter shall be paid to each independent director for their routine services to the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 18, 2016

POINT CAPITAL, INC.

By:	/s/ Eric Weisblum
Name:	Eric Weisblum
Title:	President and Chief Executive Officer

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